Exhibit 99.1

Accolade Announces Results for Fiscal Third Quarter 2022

●	Fiscal third quarter 2022 revenue of $83.5 million, a 117% increase compared to fiscal third quarter 2021 revenue of $38.4 million
●	Company introduces preliminary guidance for fiscal year 2023, expecting 25% growth in revenue and a reduction in Adjusted EBITDA loss
●	Initial Accolade One and Accolade Care customers launched on January 1, 2022

SEATTLE, January 10, 2022 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal third quarter ended November 30, 2021.

“It is remarkable for me to look back at the last twelve months and consider Accolade’s transformation from a navigation and advocacy company to a personalized healthcare company. In January 2021, we were serving about 100 customers and 2 million members. Today, with the integration of primary care, mental health and expert medical opinion from our acquisitions of PlushCare and 2nd.MD, we now serve more than 600 customers and 10 million members, having added more than 200 customers since combining our companies,” said Rajeev Singh, Accolade Chief Executive Officer. “With the January 1 launch of our first customers on Accolade Care and Accolade One, we have completed the transition from a company that focused solely on providing navigation, guidance, and recommendations to our members, to a dramatically more impactful company that has all the capabilities to deliver an end-to-end care journey that can transform the healthcare experience. Through it all, we remain focused on our belief that no single company can fix healthcare in America, and we will continue to work across the industry with any company committed to helping people live their healthiest lives.”

Financial Highlights for Fiscal Third Quarter ended November 30, 2021

	Three Months Ended November 30,		%
	2021	2020	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$83.5	$38.4	117%
Net Income (loss)	$22.5	$(16.6)	236%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(11.9)	$(11.4)	(5)%
Adjusted Gross Profit	$39.2	$16.1	144%
Adjusted Gross Margin	47.0%	41.8%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Accolade Chief Financial Officer Steve Barnes commented on the company’s financial results, “The strong outperformance was largely driven by earlier than expected achievement of approximately $7 million of performance-based revenue, including $2.5 million that was previously included in our third quarter guidance. This revenue recognition is a direct result of Accolade’s continued success in delivering measurement-based outcomes for our customers. We believe that achieving our performance-related revenue throughout the year demonstrates the maturation and predictability of the business and provides greater visibility into our full year revenue goals."

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal fourth quarter ending February 28, 2022, we expect:

●	Revenue between $90 million and $93 million
●	Adjusted EBITDA between $(4) million and $(8) million

For the fiscal year ending February 28, 2022, we are updating our revenue and Adjusted EBITDA ranges as follows:

●	Revenue between $306 million and $309 million (previously $303 million and $307 million)
●	Adjusted EBITDA between $(48) million and $(52) million, representing a range of (16% to 17%) of revenue (previously $(49) million and $(54) million)

For the fiscal year ending February 28, 2023, we are introducing preliminary revenue and Adjusted EBITDA guidance as follows:

●	Revenue growth of 25% over fiscal year 2022
●	Adjusted EBITDA in a range of (11% to 12%) of revenue

Accolade Chief Financial Officer Steve Barnes added, “As we enter the fourth quarter with a more integrated suite of offerings and expanded go to market motion, we are beginning to see the positive impact of combining Accolade, 2nd.MD and PlushCare. Among our 200+ new customers, and expansions with existing customers, we are seeing more companies select multiple Accolade offerings, demonstrating the value of the extended portfolio and laying the foundation for Accolade One and Accolade Care. Our preliminary revenue guidance of 25% growth in fiscal year 2023 shows the consistency and stability of our business, and our Adjusted EBITDA guidance demonstrates our focus on improving our bottom line performance with a target of achieving breakeven Adjusted EBITDA in fiscal year 2025.”

Accolade has not reconciled guidance for Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and has not provided forward-looking guidance for net income (loss), because there are items that may impact net income (loss), including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, January 10, 2022 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 6077524; or via a live audio webcast that will be available online at http://ir.accolade.com. A presentation to accompany the conference call will be available via the webcast and will be posted to the investor relations site following the completion of the call. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Quarterly Report on Form 10-Q, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Asher Dewhurst, Investor Relations, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	November 30,	February 28,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$365,982	$433,884
Accounts receivable, net	21,641	9,112
Unbilled revenue	4,262	2,725
Current portion of deferred contract acquisition costs	2,957	2,210
Current portion of deferred financing fees	—	93
Prepaid and other current assets	12,714	5,957
Total current assets	407,556	453,981
Property and equipment, net	11,965	9,227
Goodwill	579,581	4,013
Intangible assets, net	255,129	604
Deferred contract acquisition costs	7,425	6,067
Other assets	1,696	1,618
Total assets	$1,263,352	$475,510
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,744	$7,390
Accrued expenses	7,875	4,845
Accrued compensation	36,297	35,379
Deferred rent and other current liabilities	2,666	567
Due to customers	6,302	5,015
Current portion of deferred revenue	43,134	25,879
Contingent consideration liabilities	82,584	—
Total current liabilities	184,602	79,075
Convertible notes, net of unamortized issuance costs	280,259	—
Deferred rent and other noncurrent liabilities	9,492	5,192
Deferred revenue	299	395
Total liabilities	474,652	84,662

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 66,906,311 and 55,699,052 shares issued and outstanding at November 30, 2021 and February 28, 2021, respectively	7	6
Additional paid-in capital	1,248,781	762,362
Accumulated deficit	(460,088)	(371,520)
Total stockholders’ equity	788,700	390,848
Total liabilities and stockholders’ equity	$1,263,352	$475,510

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended November 30,		Nine months ended November 30,
	2021	2020	2021	2020
Revenue	$83,450	$38,444	$216,265	$111,126
Cost of revenue, excluding depreciation and amortization	45,156	22,743	125,426	66,052
Operating expenses:
Product and technology	22,846	13,018	61,297	36,624
Sales and marketing	24,616	8,644	63,134	23,841
General and administrative	21,464	8,414	69,636	20,537
Depreciation and amortization	11,250	2,114	30,967	6,090
Change in fair value of contingent consideration	(68,428)	—	(38,282)	—
Total operating expenses	11,748	32,190	186,752	87,092
Income (loss) from operations	26,546	(16,489)	(95,913)	(42,018)
Interest expense, net	(743)	(35)	(2,137)	(3,663)
Other income (expense)	25	(42)	(19)	(160)
Income (loss) before income taxes	25,828	(16,566)	(98,069)	(45,841)
Income tax benefit (expense)	(3,325)	(29)	9,501	(85)
Net income (loss)	$22,503	$(16,595)	$(88,568)	$(45,926)

Net income (loss) per share
Basic	$0.34	$(0.32)	$(1.41)	$(1.50)
Diluted	$0.31	$(0.32)	$(1.41)	$(1.50)
Weighted-average common shares outstanding
Basic	65,418,728	51,578,863	62,684,823	30,635,348
Diluted	71,490,045	51,578,863	62,684,823	30,635,348

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended November 30,		Nine months ended November 30,
	2021	2020	2021	2020
Cost of revenue, excluding depreciation and amortization	$949	$352	$2,331	$679
Product and technology	5,303	1,060	13,491	2,212
Sales and marketing	3,608	702	9,035	1,494
General and administrative	8,517	832	20,970	1,925
Total stock-based compensation	$18,377	$2,946	$45,827	$6,310

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Nine months ended November 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(88,568)	$(45,926)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	30,967	6,090
Amortization of deferred contract acquisition costs	1,938	1,187
Change in fair value of contingent consideration	(38,282)	—
Deferred income taxes	(9,658)	—
Noncash interest expense	1,239	1,395
Stock-based compensation expense	45,827	6,310
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	(5,743)	(15,577)
Accounts payable and accrued expenses	(1,881)	569
Deferred contract acquisition costs	(3,304)	(4,187)
Deferred revenue and due to customers	16,316	4,281
Accrued compensation	(4,494)	9,372
Deferred rent and other liabilities	(1,047)	(324)
Other assets	(3,376)	1,182
Net cash used in operating activities	(60,066)	(35,628)
Cash flows from investing activities:
Purchase of marketable securities	(99,998)	—
Sale of marketable securities	99,998	—
Capitalized software development costs	(619)	(374)
Purchases of property and equipment	(2,297)	(1,500)
Earnout payments to MD Insider	—	(58)
Cash paid for acquisitions, net of cash acquired	(260,165)	—
Net cash used in investing activities	(263,081)	(1,932)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters' discounts and commissions and offering costs	—	439,478
Proceeds from stock option and warrant exercises	7,042	5,176
Payments of equity issuance costs	(60)	—
Payment of debt issuance costs	(8,368)	—
Payment for purchase of capped calls	(34,443)	—
Proceeds from stock purchases under employee stock purchase plan	3,574	1,442
Proceeds from borrowings on debt	287,500	51,166
Repayments of debt principal	—	(73,166)
Payments related to debt retirement	—	(753)
Net cash provided by financing activities	255,245	423,343
Net increase (decrease) in cash and cash equivalents	(67,902)	385,783
Cash and cash equivalents, beginning of period	433,884	33,155
Cash and cash equivalents, end of period	$365,982	$418,938
Supplemental cash flow information:
Interest paid	$880	$2,246
Fixed assets included in accounts payable	$123	$185
Other receivable related to stock option exercises	$521	$249
Income taxes paid	$103	$149
Common stock issued in connection with acquisitions	$455,586	$—
Replacement awards issued in connection with acquisitions	$6,729	$—
Bonus settled in the form of stock options	$—	$5,735
Debt issuance and offering costs included in accounts payable and accrued expenses	$—	$68

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and change in fair value of contingent consideration. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2021	2020	2021	2020

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$83,450	$38,444	$216,265	$111,126
Less:
Cost of revenue, excluding depreciation and amortization	(45,156)	(22,743)	(125,426)	(66,052)
Gross profit, excluding depreciation and amortization	38,294	15,701	90,839	45,074
Add:
Stock‑based compensation, cost of revenue	949	352	2,331	679
Adjusted Gross Profit	$39,243	$16,053	$93,170	$45,753
Gross margin, excluding depreciation and amortization	45.9%	40.8%	42.0%	40.6%
Adjusted Gross Margin	47.0%	41.8%	43.1%	41.2%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	For the three months ended		For the nine months ended
	November 30,		November 30,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Net income (loss)	$22,503	$(16,595)	$(88,568)	$(45,926)
Adjusted for:
Interest expense, net	743	35	2,137	3,663
Income tax expense (benefit)	3,325	29	(9,501)	85
Depreciation and amortization	11,250	2,114	30,967	6,090
Stock‑based compensation	18,377	2,946	45,827	6,310
Acquisition and integration‑related costs	311	—	13,208	—
Change in fair value of contingent consideration	(68,428)	—	(38,282)	—
Other expense (income)	(25)	42	19	160
Adjusted EBITDA	$(11,944)	$(11,429)	$(44,193)	$(29,618)